For period ended 4-30-12
Registrant Name: American Beacon Funds
File Number: 811-4984


Item 77.O     Transactions effected pursuant to Rule 10f-3.

The following Rule 10f-3 transactions were effected by the Emerging Markets Fund:

Security:                  Nexon Co Ltd
Date of purchase:          12/05/2011
Date offering commenced:   12/14/2011
Purchase price:            JPY 1,300
Commission rate:           4.20%
Syndicate Members:         GOldman Sachs International, Nomura,
                           Morgan Stanley, Barclays Capital
Securities acquired from:  Goldman Sachs Asia
Affiliated underwriter:    Morgan Stanley MUFG Securities
Amount purchased:          9,600
Total offering:            70,100,000